Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Avnet, Inc.:
We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein. As discussed in note 1 to the consolidated financial statements, effective June 28, 2009, the Company adopted FASB ASC 470-20, Debt with Conversion and Other Options (formerly FSP APB 14-1).
/s/ KPMG LLP
Phoenix, Arizona
November 7, 2011